EXHIBIT A(3)
                                 NORTHERN FUNDS

                          (a Delaware business trust)


           AMENDMENT NO. 2 TO THE AGREEMENT AND DECLARATION OF TRUST

          The undersigned hereby certifies that the following resolutions were duly adopted by the Board of Trustees of Northern Funds (the "Delaware Trust") on May 2, 2000:

                   Approval of Name Change of Small Cap Fund
                   -----------------------------------------

     RESOLVED, that the Agreement and Declaration of Trust of the Delaware Trust be amended to change the designation and name of the "Small Cap Fund" to the "Small Cap Value Fund"; and

     FURTHER RESOLVED, that the officers of the Delaware Trust be, and each hereby is, authorized and empowered to execute and deliver any and all documents, instruments, papers and writings, including, but not limited to, any instrument to be filed with the Secretary of State of the State of Delaware, and to do any and all other acts, in the name of the Delaware Trust and on its behalf, as he, she or they may deem necessary or desirable in connection with or in furtherance of the foregoing resolution.

                 Approval of Name Change of MarketCommand Fund
                 ---------------------------------------------

     RESOLVED, that the Agreement and Declaration of Trust of the Delaware Trust be amended to change the designation and name of the "MarketCommand Fund" to the "Blue Chip 20 Fund"; and

     FURTHER RESOLVED, that the officers of the Delaware Trust be, and each hereby is, authorized and empowered to execute and deliver any and all documents, instruments, papers and writings, including, but not limited to, any instrument to be filed with the Secretary of State of the State of Delaware, and to do any and all other acts, in the name of the Delaware Trust and on its behalf, as he, she or they may deem necessary or desirable in connection with or in furtherance of the foregoing resolution.

           Approval of Name Change of International Fixed Income Fund
           ----------------------------------------------------------

     RESOLVED, that the Agreement and Declaration of Trust of the Delaware Trust be amended to change the designation and name of the "International Fixed Income Fund" to the "Global Fixed Income Fund"; and

     FURTHER RESOLVED, that the officers of the Delaware Trust be, and each hereby is, authorized and empowered to execute and deliver any and all documents, instruments, papers and writings, including, but not limited to, any instrument to be filed with the Secretary of State of

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the State of Delaware, and to do any and all other acts, in the name of the
Delaware Trust and on its behalf, as he, she or they may deem necessary or desirable in connection with or in furtherance of the foregoing resolutions.

                    Creation of New Share Classes and Series
                    ----------------------------------------

               RESOLVED, that pursuant to Article V of the Agreement and Declaration of Trust of the Delaware Trust, an unlimited number of authorized, unissued and unclassified shares of beneficial interest of the Delaware Trust be, and hereby are, classified into each initial class of shares in each of the following series of shares: Large Cap Value Fund and Aggressive Growth Fund;

               FURTHER RESOLVED, that each share of each such class of such series shall have all of the preferences, conversion and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption that are set forth in the Agreement and Declaration of Trust of the Delaware Trust with respect to its shares of beneficial interest; and

               FURTHER RESOLVED, that the officers of the Delaware Trust be, and each hereby is, authorized and empowered to execute and deliver any and all documents, instruments, papers and writings, including, but not limited to, any instrument to be filed with the Secretary of State of the State of Delaware, and to do any and all other acts, in the name of the Delaware Trust and on its behalf, as he, she or they may deem necessary or desirable in connection with or in furtherance of the foregoing resolutions.


Date:     May 2, 2000                   /s/Jeffrey A. Dalke
                                        -------------------
                                        Jeffrey A. Dalke
                                        Secretary
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